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                                                                     EXHIBIT 5.1


                                   [LETTERHEAD
                                       OF
                        SUTHERLAND ASBILL & BRENNAN LLP]




                                   May 6, 1999


Strategic Timber Trust, Inc.
5 North Pleasant Street
New London, NH 03257

Ladies and Gentlemen:

                  We are acting as your counsel in connection with the registration of 19,090,000 common shares, $.01 par value (the "Shares"), of Strategic Timber Trust, Inc., a Georgia corporation ("STT"). The Shares are being registered with the Securities and Exchange Commission (the "Commission") under a Registration Statement on Form S-11, Registration Number 333-71291 (the "Registration Statement"), for a public offering pursuant to an underwriting agreement, the form of which has been filed as an exhibit to the Registration Statement (the "Underwriting Agreement"). Pursuant to Rule 430A promulgated by the Commission, the amended Registration Statement on the date it becomes effective will omit certain information, including the public offering price and underwriting discounts or commissions (the "Rule 430A Information"). We are familiar with the relevant documents and materials used in preparing the Registration Statement and the Prospectus that forms a part of the Registration Statement (the "Prospectus").

                  Based on our review of the relevant documents and materials, it is our opinion that when (a) the Registration Statement shall have been declared effective by order of the Commission, (b) the Underwriting Agreement shall have been executed by duly authorized officers of STT pursuant to the authorization by the Board of Directors of STT, (c) the Amended and Restated Articles of Incorporation of STT shall have been filed with the Secretary of State of the State of Georgia, (d) the transactions described in the Registration Statement under the heading "Structure and Formation of Strategic Timber" shall have occurred, and (e) the Shares shall have been issued and sold upon the terms and conditions (including the Rule 430A Information) set forth in the Registration Statement and the Underwriting Agreement, then the Shares will be validly and legally issued, fully paid and nonassessable.


                                               Very truly yours,

                                               SUTHERLAND ASBILL & BRENNAN LLP



                                               By: /s/ Thomas C. Herman
                                                   ---------------------------
                                                   Thomas C. Herman